UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 8, 2016

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE,

FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Appointment of Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

(c)	Appointment of Certain Officers
(e)	Compensation Arrangements of Certain Officers

On March 8, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Gilead Sciences, Inc. approved amendments to the Gilead Sciences, Inc. Severance Plan (the “Severance Plan”) to address the Severance Plan’s operation in light of the previously announced appointment of John C. Martin, Ph.D., to serve as Executive Chairman, and of John F. Milligan, Ph.D., to serve as President and Chief Executive Officer effective March 10, 2016. As amended, the Severance Plan provides to Drs. Martin and Milligan the same level of benefits that were previously provided to Dr. Martin based on his service as Chief Executive Officer (generally, two or three times base salary plus annual bonus). In addition, the amendment eliminates the “golden parachute” excise tax gross-up otherwise available to certain participants, including Drs. Martin and Milligan, subject to the terms of the Severance Plan, and makes other technical or clarifying revisions.

The foregoing description is qualified in its entirety by reference to the Severance Plan filed as Exhibit 10.1 to this Report.

Section 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Gilead Sciences, Inc. Severance Plan amended and restated on March 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Robin L. Washington
Robin L. Washington Executive Vice President and Chief Financial Officer

Date: March 11, 2016